UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2008

AMERICAN LORAIN CORPORATION (Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-31619 (Commission File No.)	87-0430320 (IRS Employer ID No.)

Beihuan Road Junan County Shandong, China 276600 (Address of Principal Executive Offices)

(86) 539-7318818
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On May 19, 2008, American Lorain Corporation (the “Company”) issued a press release describing financial results for the Company’s first quarter ended March 31, 2008.  The press release inadvertently stated that the Company’s canned food products accounted for 36% of total sales and convenience food products accounted for 1% of the Company’s total sales in the first quarter ended March 31, 2008.  The actual figures were as follows: canned food products accounted for 32% of total sales and convenience food products accounted for 5% of the Company’s total sales in the first quarter ended March 31, 2008.  A copy of the press release with the correct figures is attached hereto as Exhibit 99.1.

In addition, on May 19, 2008, the Company conducted an earnings conference call to discuss the Company’s financial results for the Company’s first quarter ended March 31, 2008.  At one point during the conference call, it was reported that the Company’s canned food products accounted for 36% of total sales and convenience food products accounted for 1% of the Company’s total sales in the first quarter ended March 31, 2008.  The actual figures were as follows: canned food products accounted for 32% of total sales and convenience food products accounted for 5% of the Company’s total sales in the first quarter ended March 31, 2008.  A copy of the transcript of the earnings conference call with the correct figures is attached hereto as Exhibit 99.2.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	American Lorain Corporation Press Release, dated May 19, 2008 (revised).
99.2	Transcript of Earnings Conference Call of American Lorain Corporation, dated May 19, 2008 (revised).

2

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

Date: May 23, 2008	By: /s/ Si Chen
Name: Si Chen Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	American Lorain Corporation Press Release, dated May 19, 2008 (revised).
99.2	Transcript of Earnings Conference Call of American Lorain Corporation, dated May 19, 2008 (revised).